Exhibit 3.150

Delaware

The First State
     I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE STATEMENT OF PARTNERSHIP EXISTENCE OF “INTERNATIONAL BEVERAGE INVESTMENTS GP”, FILED IN THIS OFFICE ON THE FOURTEENTH DAY OF JUNE, A.D. 2007, AT 11:32 O’CLOCK P.M.

	/s/ Harriet Smith Windsor

`	Harriet Smith Windsor, Secretary of State
4372320 8100	AUTHENTICATION:	5765153
070712766	DATE:	06-15-07

State of Delaware Secretary of State Division of Corporations Delivered 11:32 PM 06/14/2007 FILED 11:32 PM 06/14/2007 SRV 070712766 — 4372320 FILE
STATEMENT OF PARTNERSHIP EXISTENCE
OF
INTERNATIONAL BEVERAGE INVESTMENTS GP
          This Statement of Partnership Existence, dated June 14, 2007, of International Beverage Investments GP (the “Partnership”) is being duly executed and filed by the Partnership in accordance with Section 15-303 of the Delaware Revised Uniform Partnership Act (6 Del. C. § 15-101, et seq.) (the “Act”).
     FIRST. The name of the partnership is International Beverage Investments GP.
     SECOND. The address of the registered office of the Partnership in the State of Delaware is c/o The Corporation Trust Company, 1209 Orange Street, Wilmington, DE 19801.
     THIRD. The name and address of the registered agent for service of process on the Partnership in the State of Delaware is The Corporation Trust Company, 1209 Orange Street in the City of Wilmington, County of New Castle, State of Delaware 19801.
     FOURTH. Pursuant to Sections 15-103, 15-201,15-203 and 15-501 of the Act: (i) (the Partnership shall not constitute a separate legal entity distinct from its partners, but rather shall constitute an association or collection of persons with aggregate rights and (ii) the partners of the Partnership shall be co-owners of specific partnership property holding as tenants in partnership as provided in Section 1525 of the Delaware Uniform Partnership Law (6 Del. C. § 1501, et seq.) as in effect on January 1, 1999.
          IN WITNESS WHEREOF, the undersigned has executed this Statement of Partnership Existence as of the first date written above.

INTERNATIONAL BEVERAGE INVESTMENTS GP
By:	/s/ Lisa M. Longo
	Name:	Lisa M. Longo
	Title:	Authorized Person